July 16, 2009

Hatteras Capital Distributors, LLC
8540 Colonnade Center Drive
Suite 401
Raleigh, NC  27615

Ladies and Gentlemen:

This is to confirm that, in consideration of the agreements hereinafter contained, the undersigned, Hatteras 1099 Advantage Institutional Fund (the "Fund"), a closed-end management investment company organized as a statutory trust under the laws of the State of Delaware, has appointed you, the "Distributor," and that you shall be the exclusive distributor in connection with the offering and sale of shares (the "Shares").  The Shares shall have such rights and conditions and shall be sold in the manner set forth from time to time in the Fund's Registration Statement, as defined below.  The organization, administration and policies of the Fund are described in its Prospectus and SAI (as those terms are defined below).  (This letter, as amended from time to time, shall be referred to hereinafter as the "Agreement".)

1.	Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

"Effective Date" shall mean the date that the Registration Statement or any post-effective amendment thereto becomes effective.

The "Initial Acceptance Date" shall mean the first date on which the Fund sells Shares pursuant to the Registration Statement.

"Preliminary Prospectus" shall mean any preliminary prospectus relating to the Shares of the Fund or one or more Classes included in any Registration Statement or filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 497(a).

"Prospectus" shall mean any prospectus relating to the Shares of the Fund or one or more Classes, filed with the Commission pursuant to Rule 497 or, if no filing pursuant to Rule 497 is required, the form of final prospectus relating thereto included in any Registration Statement, in each case together with any amendments or supplements thereto.

"Registration Statement" shall mean any registration statement under the Investment Company Act and Securities Act on Form N-2 relating to the Shares, including all exhibits thereto, as of the Effective Date of the most recent post-effective amendment thereto.

"Rule 497" refers to such rule (or any successor rule or rules) under the Securities Act (as defined in Section 2 below).

"SAI" shall mean any statement of additional information relating to the Shares, filed with the Commission pursuant to Rule 497 or, if no filing pursuant to Rule 497 is required, the final statement of additional information included in any Registration Statement.

References in this Agreement to any "rules and regulations" shall be deemed to be references to such rules and regulations as then in effect, and references to this Agreement and the Fund Agreements (as defined in Section 2 below), shall be deemed to be references to such agreements as then in effect.

All capitalized terms used in this Agreement that are not separately defined herein shall have the respective meaning set forth in the Registration Statement.

2.
Representations and Warranties. The Fund represents and warrants to and agrees with you, for your benefit and the benefit of each Selling Agent (as defined in Section 3 below), as set forth below in this Section 2.  Each of the representations, warranties and agreements made in this Section 2 shall be deemed made on the date hereof, on the date of any filing of the Prospectus pursuant to Rule 497 and any Effective Date after the date hereof, with the same effect as if made on each such date.

(a)
The Fund meets the requirements for use of Form N-2 under the Securities Act of 1933, as amended (the "Securities Act"), the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations of the Commission under each such Act and in respect of said form (or of such successor form as the Commission may adopt).  The Fund has filed with the Commission a Registration Statement on Form N-2 and is duly registered as a closed-end management investment company.

(b)
The Prospectus and SAI conform, and any further amendments or supplements to the Registration Statement, Prospectus or SAI will conform, in all material respects, with the Securities Act and Investment Company Act and the rules and regulations thereunder; the Prospectus and the SAI does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, on the Effective Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Fund makes no representations or warranties as to the information contained in or omitted from the Registration Statement, Prospectus or SAI in reliance upon and in conformity with information furnished in writing to the Fund by you (with respect to information relating solely to your role as distributor of the Shares) expressly for use therein.

(c)
The Fund has been duly created and is lawfully and validly existing as a statutory trust under the laws of the State of Delaware, and has, on the date hereof, and will have, on and after the date hereof, full power and authority to own its properties and conduct its business as described in the Registration Statement, Prospectus  and SAI, and is duly qualified to do business under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business.

(d)
Issuance of the Shares of the Fund as contemplated by this Agreement and by the Prospectus and SAI has been duly and validly authorized, and the Shares of the Fund, when issued and paid for as contemplated hereby and thereby, will be fully-paid and, except as contemplated by the Prospectus and SAI, nonassessable and will conform to the description thereof contained in the Prospectus and SAI.  The holders of outstanding shares of the Fund are not entitled to preemptive or other rights to subscribe for the Shares of the Fund, other than as contemplated by the Prospectus and SAI relating to the Fund.

(e)	This Agreement has been duly authorized, executed and delivered by the Fund.

(f)
On or prior to the Initial Acceptance Date, all of the material agreements described in the Prospectus or SAI (collectively, the "Fund Agreements") will have been duly authorized, executed and delivered by the Fund, and will comply in all material respects with the Investment Company Act and the rules and regulations thereunder.

(g)
The Fund Agreements constitute or will constitute, on and after the Initial Acceptance Date, assuming due authorization, execution and delivery by the parties thereto other than the Fund, valid and legally binding instruments, enforceable in accordance with their respective terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

(h)
No consent, approval, authorization or order of any court or governmental agency or body is or shall be required, as the case may be, for the consummation from time to time of the transactions contemplated by this Agreement and the Fund Agreements, except such as may be required (i) under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Investment Company Act, the rules and regulations under each of the foregoing or the Conduct Rules of the Financial Industry Regulatory Authority (“FINRA”) (any of which that were required before offers were made will have been obtained before such offers were made and all of which will have been obtained by the Effective Date of the post-effective amendment relating to the Fund, except for those which become required under such acts or rules or any other law or regulation after the Effective Date but that were not required before such Effective Date, all of which shall be obtained in a timely manner) or (ii) by state securities laws of any jurisdiction in connection with the issuance, offer or redemption of the Shares.

(i)
The operations and activities of the Fund as contemplated by the Prospectus and the SAI, the performance by the Fund of this Agreement and the Fund Agreements, the making of the offer or the sale of Shares and consummation from time to time of such sales, the repurchase of Shares, or any other transactions contemplated herein, in the Fund Agreements, the Prospectus or the SAI, will not conflict with, result in a breach of, or constitute a default under, the Declaration of Trust of the Fund or, in any material respect, the terms of any other agreement or instrument to which the Fund is a party or by which it is bound, or any order or regulation applicable to the Fund of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Fund.

3.	Selection of Selling Agents; Other Services as Distributor.

(a)
The Distributor shall have the right on the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, to make arrangements for (i) securities dealers (including bank-affiliated dealers) that are members in good standing of the FINRA, (ii) foreign securities dealers which are not eligible for membership in FINRA who have agreed to comply as though they were FINRA members with the provisions of Sections 2730, IM-2730, 2740, IM-2740, 2750 and IM-2750 of the Conduct Rules of FINRA and with Section 2420 thereof as that Section applies to a non-FINRA member broker or dealer in a foreign country, or (iii) banks, as defined in Section 3(a)(6) of the Exchange Act, which are duly organized and validly existing in good standing under the laws of the jurisdiction in which they are organized, to solicit from the public orders to purchase Shares.  Such securities dealers and banks ("Selling Agents") selected by you in accordance with Selling Agreements with you ("Selling Agreements") shall solicit such orders pursuant to their respective Selling Agreements.  You will act only on your own behalf as principal in entering into each such Dealer Agreement.

(b)
You acknowledge that the only information provided to you by the Fund is that contained in the Registration Statement, Prospectus or SAI.  Neither you nor any Selling Agent nor any other person is authorized by the Fund to give any information or to make any representations, other than those contained in the Registration Statement, Prospectus or SAI and any sales literature approved by appropriate representatives of the Fund.  You may undertake or arrange for such advertising and promotion as you believe is reasonable in connection with the solicitation of orders to purchase Shares; provided, however, that you will provide the Fund with and obtain the Fund's approval of copies of any advertising and promotional materials approved, produced or used by you prior to their use.  You will file such materials with the Commission and FINRA as may be required by the Exchange Act and the Investment Company Act and the rules and regulations thereunder and by the rules of FINRA.

(c)
You agree to perform such services as are described in the Registration Statement, Prospectus and SAI as to be performed by the Distributor.  You may, subject to applicable law and approval by the Board of Trustees of the Trust, appoint a sub-distributor to perform certain of the services to be performed by you hereunder.

(d)
All of your activities as distributor of the Shares shall comply, in all material respects, with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted by the Commission or by any securities association registered under the Exchange Act, including FINRA, as in effect from time to time.

4.	Offering by the Distributor.

(a)
You will act as agent for the Fund in the distribution of Shares and you agree to use your best efforts to offer and sell Shares subject to a sales charge to the public at the public offering price as set forth in the Prospectus, subject to any waivers or reductions of any applicable sales charges, dealer allowances and fees as you and each of the Selling Agents, if any, shall have agreed to in writing.  Notwithstanding the foregoing or anything in this Agreement to the contrary, the Fund may withdraw or suspend the offering of Shares at any time in its sole discretion.  You may also subscribe for Shares as principals for resale to the public or for resale to Selling Agents.  You shall devote reasonable time and effort to effect sales of Shares, but you shall not be obligated to sell any specific number of Shares.  Nothing contained herein shall prevent you from entering into like distribution arrangements with other investment companies or other issuers.

(b)
You agree that you shall not make, and that each Selling Agent shall agree not to make, offers or sales of Shares except in the manner set forth in the Registration Statement, Prospectus or SAI.  You agree, and each Selling Agent shall agree, that:

(i)	no sale of Shares to any one investor will be for less than the minimum amount as may be specified in the Prospectus unless the Fund shall have previously consented to a waiver of such minimum amount;

(ii)
no offer or sale of Shares will be made in any state or jurisdiction, or to any prospective investor located in any state or jurisdiction, where Shares have not been registered or qualified for offer and sale under applicable state securities laws unless Shares are exempt from the registration or qualification requirements of such laws; and

(iii)	sales of Shares will be made only to persons that meet any eligibility requirements as may be imposed by the Fund and set forth in the Registration Statement, Prospectus or SAI.

(c)
Unless you are otherwise notified by the Fund, any right granted to you to accept orders for Shares or to make sales on behalf of the Fund will not apply to (i) Shares issued in connection with the merger or consolidation of any other investment company with the Fund or its acquisition, by purchase or otherwise, of all or substantially all of the assets of any investment company or substantially all the outstanding securities of any such company, and (ii) Shares that may be offered by the Fund to members of the Fund by virtue of their being members of the Fund.

(d)
The Initial Acceptance Date will occur on such date as the Fund shall determine in its sole discretion.  Thereafter, Shares shall be offered and made available for purchase as of the first day of each calendar month, except that Shares may be offered more or less frequently as determined by the Fund, in its sole discretion.

5.	Compensation.

(a)
With respect to any Shares which are sold to the public subject to a sales charge, you will be entitled to receive the sales charge set forth in the Prospectus, subject to any waivers or reductions of such sales charge, if any, in accordance with Section 4 of this Agreement.

(b)	The amounts payable as compensation pursuant to this Section 5 shall be subject to the limitations in Section 2830 of the Conduct Rules of FINRA.

6.	Undertakings. The Fund agrees with you, for your benefit, that:

(a)
The Fund shall cause the provider of transfer agency services to the Fund (acting in such capacity, the "Transfer Agent"), which may be the Fund's administrator, to record on its books the ownership of such Shares registered in such names and amounts as you have requested in writing or other means, as promptly as practicable after receipt by the Fund of the payment therefor.  The Fund will make such filings under the Investment Company Act with, and pay such fees to, the Commission as are necessary to register the Shares sold by you on behalf of the Fund.

(b)
Subject to Section 7 of this Agreement, the Fund will furnish to you as many conformed copies of the Registration Statement including exhibits thereto, on each Effective Date, as you may reasonably request for yourself and for delivery to the Selling Agents and, so long as delivery of the Prospectus or SAI by you or any Selling Agent may be required by law, the number of copies of the Prospectus and SAI as you may reasonably request for yourself and for delivery to the Selling Agents.

(c)
To the extent required by applicable state law, the Fund will use its best efforts to arrange for the qualification of an appropriate amount of Shares for sale under the laws of such of the 50 states of the United States, the District of Columbia, the Commonwealth of Puerto Rico, the Territory of Guam, and such other jurisdiction as you and the Fund may approve, and will maintain such qualifications in effect as long as may be reasonably requested by you, provided that the Fund shall not be required in connection herewith or as a condition hereto to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.  You shall furnish such information and other material relating to your affairs and activities as may be required by the Fund in connection with such qualifications.

(d)
The Fund shall keep you informed in all material respects with respect to its affairs and, subject to Section 7 of this Agreement, the Fund, if so requested, will furnish to you, as soon as they are available (with sufficient copies for the Selling Agents), copies of all reports, communications and financial statements sent by the Fund to its members or filed by, or on behalf of, the Fund with the Commission.

7.	Expenses.

(a)	The Fund will pay (or will enter into arrangements providing that parties other than you will pay) all fees and expenses:

(1)
in connection with the preparation, setting in type and filing of the Registration Statements (including Prospectuses and SAIs) under the Securities Act or the Investment Company Act, or both, and any amendments or supplements thereto that may be made from time to time;

(2)
in connection with the registration and qualification of Shares of the Fund for sale in the various jurisdictions in which it is determined to be advisable to qualify such Shares of the Fund for sale (including registering the Trust as a broker or dealer or any officer of the Trust or other person as agent or salesman of the Trust in any such jurisdictions);

(3)	of preparing, setting in type, printing and mailing any notice, proxy statement, report, Prospectus, SAI or other communication to shareholders in their capacity as such;

(4)	of preparing, setting in type, printing and mailing Prospectuses annually, and any supplements thereto, to existing shareholders;

(5)	of any issue taxes or any initial transfer taxes;

(6)	of wiring funds in payment of Share purchases or in satisfaction of redemption or repurchase requests, unless such expenses are paid for by the investor or shareholder who initiates the transaction;

(7)	of the cost of printing and postage of business reply envelopes sent to shareholders;

(8)	of the expense of setting in type, printing and postage of any periodic newsletter to shareholders other than the portion allocated to you in this Section 7;

(9)	of the salaries and overhead of persons employed by you as shareholder representatives other than the portion allocated to you in this Section 7; and

(10)	of the Fund not borne by you pursuant to this Section 7.

(b)	You shall pay or arrange for the payment of all fees and expenses:

(1)	of advertising in connection with the offering of Shares of the Fund to the public;

(2)	incurred in connection with your registration as a broker or dealer or the registration or qualification of your officers, partners, directors, agents or representatives under Federal and state laws;

(3)
of that portion of the salaries and overhead of persons employed by you as shareholder representatives attributable to the time spent by such persons in responding to requests from investors, but not shareholders, for information about the Trust;

(4)	of any activity which is primarily intended to result in the sale of Shares of any Class of the Fund.

8.	Indemnification and Contribution.

(a)
The Fund will indemnify you and hold you harmless against any losses, claims, damages or liabilities, to which you may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, or SAI or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, and will reimburse you for any legal or other expenses reasonably incurred by you in connection with investigating or defending any such action or claim; provided, however, that the Fund shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement, Prospectus or SAI in reliance upon and in conformity with written information furnished to the Fund by you expressly for use therein.

(b)
You will indemnify and hold harmless the Fund against any losses, claims, damages or liabilities to which the Fund may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof), arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, any Preliminary Prospectus, or any Prospectus or SAI, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Registration Statement, Preliminary Prospectus, or any Prospectus or SAI in reliance upon and in conformity with written information furnished to the Fund by you expressly for use therein; and will reimburse the Fund for any legal or other expenses reasonably incurred by the Fund in connection with investigating or defending any such action or claim.

(c)
Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party, such indemnified party shall notify the indemnifying party of the commencement thereof and the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

(d)
The obligations of the Fund under this Section 8 shall be in addition to any liability which the Fund may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls you within the meaning of the Securities Act; and your obligations under this Section 8 shall be in addition to any liability which you may otherwise have and shall extend, upon the same terms and conditions, to each officer or member of the Board of Trustees (the “Board of Trustees”) of the Fund and to each person, if any, who controls the Fund within the meaning of the Securities Act.

(e)
It is understood, however, that nothing in this Section 8 shall protect any indemnified party against, or entitle any indemnified party to indemnification against, or contribution with respect to, any liability to the Fund or its shareholders to which such indemnified party is subject, by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of any reckless disregard of its obligations and duties, under this Agreement, or otherwise to an extent or in a manner that is inconsistent with Section 17(i) of the Investment Company Act.

9.	Term.

(a)
This Agreement shall commence on the date first set forth above and continue in effect until May 31, 2011, and then for successive annual periods after  May 31, 2011, provided such continuance is specifically approved at least annually by (i) the Board of Trustees or (ii) a vote of a majority of the Fund’s outstanding voting securities (as defined in the Investment Company Act), provided that in either event the continuance is also approved by a vote of a majority of the members of the Board of Trustees who are not “interested persons” (as defined in the Investment Company Act) of the Fund or any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

(b)
The sale of Shares in accordance with the terms of this Agreement shall be subject to termination or suspension in the absolute discretion of the Fund, by notice given to you as set forth in Section 11 hereof.

(c)
This Agreement will terminate automatically in the event of its assignment (as defined in the Investment Company Act).  In addition, this Agreement may be terminated by the Fund at any time with respect to any Class of its Shares, without the payment of any penalty, by vote of a majority of the trustees of the Fund who are not interested persons (as defined in the Investment Company Act) of the Fund or by a vote of a majority of the outstanding voting securities of such Class on 60 days’ written notice.

10.
Representation and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements by the Fund and you set forth in or made pursuant to this Agreement will, to the extent permitted by applicable law, remain in full force and effect, regardless of any investigation made by or on behalf of you, any Selling Agent or the Fund, or any of the controlling persons referred to in Section 8 hereof, and will survive the offer of the Shares of the Fund.  The provisions of Sections 7, 8 and 10 hereof and your right to receive any contingent deferred sales charge shall, to the extent permitted by applicable law, survive the termination or cancellation of this Agreement.

11.
Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to you, mailed, delivered or telegraphed and confirmed to you at Hatteras Capital Distributors, LLC, 8540 Colonnade Center Drive, Suite 401, Raleigh, NC 27615, Fax No.: (919) 846-3433, Attention: J. Michael Fields or, if sent to the Fund, mailed, delivered or telegraphed and confirmed to it at Hatteras Capital Distributors, LLC, 8540 Colonnade Center Drive, Suite 401, Raleigh, NC 27615, Fax No.: (919) 846-3433, Attention: J. Michael Fields.

12.
Affiliates.  The Fund recognizes that your partners, officers and employees may from time to time serve as directors, trustees, officers and employees of corporations and business entities (including other investment companies), and that you or your affiliates may enter into distribution or other agreements with other corporations and business entities.

13.
Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and, to the extent set forth herein, each of the officers, members of the Board of Trustees and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.
Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof, and the applicable provisions of applicable Federal law.  To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of Federal law, the latter shall control.

15.
Miscellaneous.  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

You understand and agree that the obligations of the Fund under this Agreement are not binding upon any member of the Board of Trustees or member or officer of the Fund personally, but bind only the Fund and the Fund’s property.  You further acknowledge in this regard that you have notice of the provisions of the Declaration of Trust of the Fund disclaiming liability of trustees of the Board and members and officers of the Fund for acts or obligations of the Fund.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between you and the Fund, and, to the extent set forth herein, shall be for the benefit of each Selling Agent.

Very truly yours,

HATTERAS 1099 ADVANTAGE INSTITUTIONAL FUND

By:	/s/ J. Michael Fields
	Name:	J. Michael Fields
	Title:	Chief Operating Officer

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above
written:

HATTERAS CAPITAL DISTRIBUTORS, LLC

By:	/s/ J. Michael Fields
	Name:	J. Michael Fields
	Title:	Chief Operating Officer